Exhibit 10.24

STANDARD OFFICE LEASE

BY AND BETWEEN

AGSTIRR 5550/5590 MOREHOUSE, L.L.C.,

a Delaware limited liability company,

AS LANDLORD,

AND

TUT SYSTEMS, INC.,

a Delaware corporation

AS TENANT

SUITE 100

MOREHOUSE TECH CENTER

(i)

(ii)

		Page

ARTICLE 33	COMMUNICATION EQUIPMENT	35

ARTICLE 34	ASBESTOS DISCLOSURES	36

Exhibit “A”	Premises
Exhibit “B”	Rules and Regulations
Exhibit “C”	Notice of Lease Term Dates and Tenant’s Proportionate Share

(iii)

INDEX OF DEFINED TERMS

DEFINED TERMS	PAGE

Abatement Event	13
Abatement Notice	13
ACMs	36
ADA	4
Additional Rent	3
Affiliate	19
Affiliate Assignee	19
Alterations	10
Basic Rental	1
Brokers	2
Claims	14
Commencement Date	1
Communication Equipment	35
Communication Equipment Notice	35
Control	19
Damage Repair Estimate	19
Direct Costs	3
Early Entry Period	2
Eligibility Period	13
Environmental Laws	27
Estimate	5
Estimate Statement	5
Estimated Direct Costs	5
Event of Default	21
Expiration Date	1
Force Majeure	25
Hazardous Material	27
Hazardous Materials List	26
HVAC	10
HVAC System	12
Initial Installment of Basic Rental	2
Interest Notice	33
Landlord	1
Landlord Parties	14
Landlord’s ACM Procedures	36
Landlord’s Special Work	9
Lease	1
Lease Year	2
Market Rent	33
Operating Costs	4
Option	33
Option Rent	33
Option Rent Notice	33
Option Term	33
Original Tenant	33
Outside Agreement Date	33
Parking Passes	2
Partnership Tenant	31
Permitted Transfers	18
Permitted Use	1
Premises	1
Project	1
Real Property	4
Review Period	6
Security Deposit	1
Signage	34
Signage Specifications	34
Square Footage	1
Statement	6
Tax Costs	3
Tenant	1

(iv)

PAGE

Tenant Improvements	9
Tenant’s Acceptance	33
Tenant’s Proportionate Share	1
Term	1
Transfer	18
Transfer Premium	18
Transferee	18

(v)

STANDARD MULTI-TENANT INDUSTRIAL LEASE

This Standard Multi-Tenant Industrial Lease (“Lease”) is made and entered into as of this [no date] day of January, 2006, by and between AGSTIRR 5550/5590 MOREHOUSE, L.L.C., a Delaware limited liability company (“Landlord”), and TUT SYSTEMS, INC., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suite No. 100, as designated on the plan attached hereto and incorporated herein as Exhibit “A” (“Premises”), of the project (“Project”) now known as Morehouse Tech Center whose address is 5550 Morehouse Drive, San Diego, California for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	Forty-four (44) months.

	Commencement Date:	The earlier of (i) the date Tenant first commences to conduct business in the Premises, or (ii) the date of substantial completion of Landlord’s Work in the Premises. The anticipated date of substantial completion of Landlord’s Work in the Premises is February 1, 2006.

	Expiration Date:	The date immediately preceding the forty-fourth (44th) month anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first (1st) day of a month, the Expiration Date shall be the last day of the month which is forty-four (44) months after the month in which the Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

B.	Square Footage:	20,640 rentable (20,200 usable) square feet, located in Suite 100, on the first (1st) and second (2nd) floors of the Project.

C.	Basic Rental:

Lease Year	Annual Basic Rental	Monthly Basic Rental	Monthly Basic Rental Per Square Foot
1 – 12	$284,832.00	$23,736.00	$1.15
13 – 24	$297,216.00	$24,768.00	$1.20
25 – 36	$309,600.00	$25,800.00	$1.25
37 – 44	$321,984.00	$26,832.00	$1.30

D.	Tenant’s Proportionate Share:	57.52%

E.	Security Deposit:	A security deposit of $154,800.00 shall be immediately due and payable by Tenant to Landlord upon the date of the full execution and delivery of this Lease by Landlord and Tenant.

F.	Permitted Use:	General office use and research and development electronic laboratory use and incidental uses related thereto, all to the extent consistent with the character of the Project as a first-class project.

G.	Brokers:	Cushman and Wakefield Alliance represents both Landlord and Tenant. Pacific Real Estate Partners represents only Tenant.

H.	Parking Passes:	Tenant shall be entitled to rent three and one half (3 1/2) unreserved parking passes for each 1,000 usable square feet contained in the Premises, which equals seventy-one (71) passes.

I.	Initial Installment of Basic Rental:	The first full month’s Basic Rental of $23,736.00 shall be due and payable by Tenant to Landlord upon Tenant’s execution of this Lease.

ARTICLE 2

TERM/PREMISES/LANDLORD’S CONTRACTION OPTION

(a) Term/Premises. The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, with the first (1st) Lease Year commencing on the Commencement Date; however, (a) if the Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Year shall end on the last day of the eleventh (11th) month after the Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date. If Landlord is unable to deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions and that the same is not subject to remeasurement by Landlord nor Tenant. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to enter the Premises during the period (the “Early Entry Period”) from January 23, 2006 until the Commencement Date for purposes of installing telephone and data cabling in the Premises, provided that (a) Tenant shall arrange a mutually acceptable schedule with Landlord and Landlord’s contractor in order to coordinate the timing of Tenant’s entry with Landlord’s Work, (b) Tenant shall provide Landlord with evidence of the insurance required hereunder, and (c) all of the terms and conditions of this Lease shall apply during the Early Entry Period (if any), except that Tenant’s obligation to pay monthly Basic Rental and any Direct Costs shall not apply during the Early Entry Period. In the event Landlord is unable to provide Tenant with access to the Premises by January 23, 2006 (as such January 23, 2006 date may be extended due to Force Majeure delays) then Tenant shall have the right to terminate this Lease upon written notice to Landlord. Upon such termination, the parties shall be relieved of all obligations hereunder except for those obligations which expressly survive the expiration or sooner termination of this Lease.

(b) Landlord Contraction Option. Landlord shall have the one-time option, to be exercised in Landlord’s sole and absolute discretion during the first twelve (12) months of the Lease Term, to contract the second (2nd) floor portion of the Premises by up to 3,500 rentable square feet (“Contraction Right”). To exercise the Contraction Right, Landlord shall provide at least sixty (60) days prior written notice (“Contraction Notice”) to Tenant, which Contraction Notice shall set forth (i) the space that is being contracted (“Contraction Space”) and (ii) the proposed termination date (“Termination Date”) of this Lease as to the Contraction Space. In the event that Landlord exercises the Contraction Right, (a) Landlord shall be responsible for all costs in connection with contracting the Contraction Space, including but not limited to separately demising the Premises from the Contraction Space, as well as any other improvements that Landlord may perform in connection with such Contraction (which work shall be done in compliance with all applicable laws), and (b) Landlord and Tenant shall execute an amendment acknowledging (1) the remaining rentable square footage of the Premises, (2) the monthly Basic Rental (which monthly Basic Rental shall be calculated based upon the monthly Basic Rental per rentable square foot for the corresponding period set forth in Section 1.C. of the Basic Lease Provisions above), and (3) Tenant’s Proportionate Share (which share shall be calculated by dividing the rentable square feet of the remaining Premises by the rentable square feet of the Project). Tenant hereby agrees to vacate the Contraction Space and surrender and deliver exclusive possession of the Contraction Space to Landlord on or before the Termination Date in accordance with the provisions of this Lease. If Tenant fails to so vacate and surrender and deliver exclusive possession of the Contraction Space to Landlord on or before the Termination Date then the holdover provisions of this Lease shall apply.

ARTICLE 3

RENTAL

(a) Basic Rental. Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Basic Rental for the second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) full months of the initial Lease Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Section 20(a) of this Lease, then as a part of the recovery set forth in Section 20 of this Lease, Landlord shall be entitled to the recovery of the monthly Basic Rental that was abated under the provisions of this Article 3. Notwithstanding the foregoing, the first (1st) full month’s Basic Rental shall be paid to Landlord in accordance with Article 1.I. of the Basic Lease Provisions.

(b) Direct Costs. Tenant shall pay an additional sum for each calendar year during the Term equal to the product of the amount set forth in Article 1.D. of the Basic Lease Provisions multiplied by the amount of Direct Costs. In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant’s Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty-five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental) shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments.

(c) Definitions. As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof assessed, reassessed or levied during the Term; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.”

(ii) “Operating Costs”, which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, window washing, hired services, a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant’s fees incurred in the preparation of rent adjustment statements, legal fees (subject to the terms herein), real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project that are not duplicative of the Operating Costs billed by Landlord, capital expenditures incurred to effect economies of operation of the Project (to the extent of the cost savings reasonably anticipated by Landlord to result therefrom), or stability of services to the Project and capital expenditures required by government regulations, laws, or ordinances, including, but not limited to, the Americans with Disabilities Act (“ADA”), the costs of which capital expenditures shall be amortized by Landlord over their useful life (as reasonably determined by Landlord) together with interest on the unamortized balance; provided, however, that (i) in no event shall the costs to maintain and replace the structural walls, foundation, concrete subflooring, structural elements of the roof and underground utilities be included in Operating Costs, and (ii) in no event shall Project (building exterior only) ADA compliance (as opposed to Premises ADA compliance) be included in Operating Costs for the first (1st) twelve (12) months of the Lease Term (provided that if Landlord incurs ADA compliance costs due to Tenant’s Alterations or use of the Premises, then the same shall be Tenant’s responsibility at Tenant’s sole cost and expense), costs actually incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat); the cost of all charges for electricity, gas, water and other utilities furnished to the common areas of the Project only, including any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a property management fee not to exceed four percent (4%) of the annual gross receipts of the Project (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted.

Notwithstanding anything above to the contrary, Operating Costs shall not include (1) any real estate brokerage commissions or other costs incurred in procuring tenants, or any fee in lieu of commission; (2) costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied except as expressly included in Operating Costs pursuant to the definition above; (3) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like; (4) Landlord’s general corporate overhead and general and administrative expenses; (5) costs incurred in connection with upgrading the Project to comply with disability, life, seismic, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including, without limitation, the Americans with Disabilities Act, including penalties or damages incurred due to such non-compliance; (6) bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which may be included in Operating Costs) or amortization on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Project (including the land on which the Project is situated); (7) marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Project; (8) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Project; (9) any costs expressly excluded from Operating Costs elsewhere in this Lease; (10) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project, without charge; (11) electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to “gross up” as if such space was vacant); (12) costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord; (13) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project; (14) costs of correcting defects in or inadequacy of the initial design or construction of the Project; and (15) costs incurred to (i) comply with laws relating to the removal of any “Hazardous Material,” as that term is defined in Article 28 of this Lease, which was in existence on the Project prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto, and (ii) to remove, remedy, contain, or treat any Hazardous Material, which Hazardous Material is brought onto the Project after the date hereof by Landlord, any other tenant of the Project or any other party (other than Tenant) and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto.

(d) Determination of Payment.

(i) Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Costs for the then-current calendar year shall be (the “Estimated Direct Costs”), together with the amount payable by Tenant for Tenant’s Proportionate Share of such Estimated Direct Costs. The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Direct Costs under this Article 3, once such Estimated Direct Costs have been determined by Landlord, subject to the terms of Section 3(d)(ii) below. Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Tenant’s Proportionate

Share of such Estimated Direct Costs for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(i)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total of Tenant’s Proportionate Share of such Estimated Direct Costs Estimated Direct Costs set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(ii) In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the “Statement”) which shall state the Direct Costs incurred or accrued for such preceding calendar year. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Direct Costs are less than Tenant’s actual Proportionate Share of Direct Costs as specified on the Statement, Tenant shall pay, with its next installment of monthly Basic Rental due, the full amount of Tenant’s actual Proportionate Share of Direct Costs for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Direct Costs. If, however, the Statement indicates that amounts paid by Tenant as Estimated Direct Costs are greater than Tenant’s actual Proportionate Share of Direct Costs as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Direct Costs. The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered for a period of two (2) years after the expiration of the calendar year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord’s reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such two (2) year limit shall not be applicable. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 3(d). The provisions of this Section 3(d)(ii) shall survive the expiration or earlier termination of the Term.

(iii) If the Project is a part of a multi-building development, those Direct Costs attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the other buildings within such development on an equitable basis.

(e) Audit Right. Within one hundred twenty (120) days after receipt of a Statement by Tenant (“Review Period”), if Tenant disputes the amount set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not retained on a contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period. Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made in accordance with Landlord’s standard accounting practices, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Direct Costs set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

ARTICLE 4

SECURITY DEPOSIT

(a) Security Deposit. Tenant shall deposit with Landlord the sum set forth in Article 1.E. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its full amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. Within sixty (60) days after the expiration of the Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s “Transferee”, as such term is defined in Article 15 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Direct Cost payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Section 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 4. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4, all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

(b) Reduction of Security Deposit. Notwithstanding anything to the contrary contained in this Article 4, in the event that Tenant, at the expiration of the twelfth (12th), eighteenth (18th), twenty-fourth (24th), thirtieth (30th) and thirty-sixth (36th) full months of the initial Lease Term, is not in default of any of its obligations under this Lease, Landlord shall reduce the amount of the Security Deposit by the amount of the monthly Basic Rental due and payable to Landlord for the thirteenth (13th), nineteenth (19th), twenty-fifth (25th), thirty-first (31st) and thirty-seventh (37th) respective full months of the initial Lease Term and Landlord shall apply such amounts against Tenant’s monthly Basic Rental obligation for the thirteenth (13th), nineteenth (19th), twenty-fifth (25th), thirty-first (31st) and thirty-seventh (37th) respective months of the initial Lease Term.

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant at sufferance upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic

Rental at a rate equal to one hundred fifty percent (150%) of the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of any increase in Direct Costs. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorney’s fees and costs.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the use set forth in Article 1.F. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to unreasonably interfere with or infringe upon the rights of other tenants or occupants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not permit occupancy of the Premises that exceeds any governmental regulations or requirements. Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, provided Tenant shall not be required to make any alterations to the Premises in connection therewith unless such standards or requirements are imposed due to Tenant’s particular use of the Premises, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant’s trash becomes excessive in Landlord’s judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant’s sole cost and expense. Tenant shall, at its own cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Premises not less frequently than once every thirty (30) days for the purpose of eliminating infestation by and controlling the presence of insects, rodents and vermin and shall promptly cause any corrective or extermination work recommended by such service to be performed. Such work shall be performed pursuant to a written contract, a copy of which shall be delivered to Landlord by Tenant upon request.

ARTICLE 8

CONDITION OF PREMISES

Promptly after the date of full execution and delivery of this Lease, Landlord shall, at Landlord’s sole cost and expense, cause the following work (“Landlord’s Work”) to be performed in the Premises using Project-standard materials and finishes only: (i) repaint all painted walls, (ii) clean all carpeted areas in the Premises, (iii) extend one (1) wall and install double doors to divide the lab area, all at a location reasonably designated by Landlord, and (iv) replace all broken or stained ceiling tiles and repair or replace blinds that are not in good working order. Landlord agrees to deliver possession of the Premises to Tenant in broom-clean condition. Landlord shall, if Tenant provides Landlord with a written request no later than June 30, 2006, replace the existing carpeting in the Premises with new Building-standard carpeting (“Landlord’s Special Work”) provided that Tenant reimburse Landlord, within ten (10) days of Landlord’s presentation of an invoice to Tenant, for (1) all costs incurred by Landlord to move Tenant’s furniture in connection with Landlord’s Special Work, and (ii) the carpet cleaning costs previously incurred by Landlord described above; provided, however, that in no event shall Landlord be responsible for moving Tenant’s files and other personal property unless the same are boxed (with protective packaging). Tenant agrees to use its best efforts to cooperate with Landlord in Landlord’s performance of Landlord’s Special Work and to not interfere with Landlord’s performance of Landlord’s Special Work. Tenant hereby acknowledges that Landlord’s performance of Landlord’s Special Work shall not be deemed a constructive eviction of Tenant, nor shall Tenant be entitled to any abatement of Rent in connection therewith. If there shall be a delay or there are delays in the substantial completion of the Landlord’s Work in the Premises as a result of any acts or omissions of Tenant, or its agents, or employees then, notwithstanding anything to the contrary set forth in this Lease and regardless of the actual date of the substantial completion of the Landlord’s Work in the Premises, the date of substantial completion thereof shall be deemed to be the date that substantial completion would have occurred if no Tenant delay or delays, as set forth above, had occurred. Except as provided in this Article 8, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The existing leasehold improvements in the Premises as of the date of this Lease, together with Landlord’s Work pursuant to the first sentence of this Article 8, may be collectively referred to herein as the “Tenant Improvements.” The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a) Landlord’s Obligation. Landlord shall maintain the structural portions of the Project including the foundation, floor/ceiling slabs, roof (with the roof membrane being Tenant’s responsibility), curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and common areas. Additionally, as part of Operating Costs, Landlord shall take the necessary steps to comply with what Landlord reasonably believes are the requirements of the ADA in effect as of the date of this Lease as it pertains to the exterior of the building, subject to Section 3(c)(ii) above.

(b) Tenant’s Obligation. Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises and all systems therein in good condition and repair; provided, however, that during the first (1st) twelve (12) months of the Lease Term, Landlord shall be responsible for the maintenance, repair and replacement of the heating, ventilating and air-conditioning system serving the Premises (“HVAC”) (so long as such repair or replacement is not necessitated by Tenant’s negligence or misconduct (in which case Tenant shall be responsible for the same)). After such twelve (12) month period, Tenant shall be responsible for the maintenance, repair and replacement of the HVAC system at its sole cost and expense pursuant to maintenance/repair contracts reasonably approved by Landlord. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees, or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within thirty (30) days from receipt of said written notice or such sooner period in cases of emergency, and charge Tenant for the cost thereof, which cost shall be paid by Tenant, as additional rent, within ten (10) days from invoice from Landlord. Tenant shall be responsible for the design and function of all improvements in the Premises, whether or not installed by Landlord at Tenant’s request. Except as otherwise provided in Section 9(f) below, Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(c) Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, “Alterations”) without Landlord’s prior written consent. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense, with Landlord’s approval of the contractors and the plans and specifications not to be unreasonably withheld, conditioned or delayed. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(d) Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require for Alterations made by any party other than the Original Tenant or an Affiliate Assignee (hereinafter defined) and costing in excess of One Hundred Thousand Dollars ($100,000.00), the obtainment by such party of a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee.

(e) Costs and Fees; Removal. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant which shall be given at the time Landlord reviews and approves the plans and specifications for any such Alteration, require Tenant at Tenant’s expense to remove all partitions, counters, railings, cabling, and other Alterations installed by Tenant, and to repair any damage to the Premises and the Project caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenants plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9 requiring a building permit, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work, not to exceed One Thousand Five Hundred Dollars ($1,500.00).

(f) Tenant’s Right to Make Repairs. Notwithstanding any provision set forth in this Article 9 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Premises only (and not any other portion of the Project), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord’s receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the Project systems or the structural integrity of the Project, Tenant shall use only those contractors used by Landlord in the Project for work on such Project systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class buildings and who is reasonably approved by Landlord in writing. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Basic Rental payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends is not excessive), then Tenant shall not be entitled to such deduction from rent, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord under this Lease, provided that under no circumstances shall Tenant be allowed to terminate this Lease based upon such default by Landlord.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct, or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(a) Basic Services. Landlord shall provide the existing equipment servicing the Premises in its “as is” condition in order to provide electric current, heat and air-conditioning therein. Landlord and Tenant hereby acknowledge that an independent heating, ventilation and air-conditioning system (“HVAC System”) will service the Premises. Subject to Section 9(b), Tenant shall be responsible for the maintenance and repair of the HVAC System and shall, at Tenant’s sole cost and expense, maintain a service and maintenance contract for such HVAC System with a contractor reasonably approved by Landlord, which contractor shall perform all maintenance and repairs on the HVAC System as reasonably determined by Landlord to be necessary. The electricity furnished to the Premises, as well as other utilities, shall be separately metered upon delivery of the Premises to Tenant, provided Tenant shall contract with, and make payments directly to, the entity providing such electricity, as well as any other entity providing other utilities to the Premises. Tenant shall be responsible for retaining a bonded janitorial contractor, which contractor shall be reasonably approved by Landlord, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Project. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b) HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system and generate substantially more heat in the Premises than (i) may be accommodated by the system and (ii) is generated by similar tenants, Tenant shall be responsible for installing, at Tenant’s sole cost and expense, any machinery and equipment reasonably necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment.

(c) Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth reasonable terms and conditions of the access to be granted to such provider. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project. In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project. All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9, provided Landlord shall not unreasonably withhold, condition or delay its approval. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(d) Sole Electrical Representative. Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation.

(e) Twenty-Four Hour Access. Subject to Landlord’s security requirements, repairs made by Landlord to the Project (where the Project is inaccessible due to lifesafety issues or where access is otherwise not feasible given the nature of the repairs) and Articles 16, 18 and 27 below, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Term.

(f) Rent Abatement. An “Abatement Event” shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is caused by the gross negligence or willful misconduct of Landlord. Tenant shall give Landlord notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then the Basic Rental and Tenant’s Proportionate Share of Direct Costs and Tenant’s obligation to pay for parking shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Basic Rental and Tenant’s Proportionate Share of Direct Costs and Tenant’s obligation to pay for parking for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Basic Rental and Tenant’s Proportionate Share of Direct Costs and Tenant’s obligation to pay for parking allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. The term “Eligibility Period” shall mean a period of five (5) consecutive business days after Landlord’s receipt of any Abatement Notice(s). Such right to abate Basic Rental and Tenant’s Proportionate Share of Direct Costs and Tenant’s obligation to pay for parking shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event.

ARTICLE 12

RIGHTS OF LANDLORD

(a) Right of Entry. Landlord and its agents shall have the right to enter the Premises upon at least 48 hours’ advance notice, except in the case of an emergency, provided Landlord is accompanied by a Tenant representative (so long as such representative is available at the time of Landlord’s intended entry), for the purpose of examining or inspecting the Premises, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Premises, showing the same to prospective tenants, lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may forcibly enter if necessary, in each event without liability to Tenant and without affecting this Lease, except to the extent of Landlord’s negligence or intentional misconduct. Except in cases of emergency, Landlord’s access to the Premises pursuant to this Article 12 shall be during normal business hours.

(b) Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as an Operating Cost: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or other necessary purpose, and (iii) to comply with any federal, state or local law, rule or order. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business and/or operations.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a) Indemnity. Tenant shall indemnify, defend and hold Landlord, its subsidiaries, partners, affiliates and their respective officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from any and all claims arising from Tenant’s use of the Premises or the Project (including, without limitation, Tenant’s signage) or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or business invitees in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. However, notwithstanding the foregoing, Tenant shall not be required to indemnify and/or hold Landlord harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys’ fees or costs (collectively, “Claims”), to any person, property or entity to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees (except for damage to the Improvements and Tenant’s personal property, fixtures, furniture and equipment in the Premises in which case Tenant shall be responsible to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). Landlord hereby indemnifies Tenant and holds Tenant harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees; provided, however, that because Landlord maintains insurance on the Project and Tenant compensates Landlord for such insurance as part of Tenant’s Proportionate Share of Direct Costs and because of the existence of waivers of subrogation set forth in Article 14 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, or employees. Similarly, since Tenant must carry insurance pursuant to Article 14 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts, omissions or willful misconduct of Landlord or those of its agents, contractors, or employees. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting to the extent the damage is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

(b) Exemption of Landlord from Liability. Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence), or, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c) Security. Tenant acknowledges that Landlord’s election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes.

ARTICLE 14

INSURANCE

(a) Tenant’s Insurance. Tenant, shall at all times during the Term of this Lease (or if applicable, during the Early Entry Period), and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months. Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b) Form of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties,

Landlord’s property manager, Landlord’s lender(s) and such other persons or firms having an interest in the Project, as additional insureds’ with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after ten (10) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(c) Landlord’s Insurance. Landlord may, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require. The costs of all insurance carried by Landlord shall be included in Operating Costs. If Landlord elects (in its sole discretion) to maintain a self-insurance program, then the same shall generally be in keeping with comparable self-insurance programs implemented by landlords of projects comparable to the Project in the general vicinity of the Project.

(d) Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights of subrogation that such companies may have against the other party. Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(e) Compliance with Law. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Article 9, 10 and 11 hereof), make whatever changes are necessary to comply with all insurance requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Subject to the terms of this Article 15, if Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, (b) a use which conflicts with any so-called “exclusive” then in favor of another tenant of the Project or any other buildings which are in the same complex as the Project unless such use is permitted under Article 1.F of this Lease, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect provided such Rules and Regulations do not conflict with the terms of this Lease);

(ii) The financial responsibility of the proposed Transferee is not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

(iii) The proposed Transferee is either a governmental agency or instrumentality thereof;

(iv) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project; or

(v) The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis.

(b) Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s standard processing fee of One Thousand Dollars ($1,000.00) and reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, which attorneys’ fees and costs shall not exceed One Thousand Five Hundred Dollars ($1,500.00);

(c) That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any “Transfer Premium” (defined below), received by Tenant from the Transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) Landlord may require that Tenant not then be in default hereunder in any respect; and (iv) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any increased wear and tear from a change in the nature of occupancy and/or use of the Premises caused by such subletting or assignment. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Basic Rental and Direct Costs payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Tenant in connection with such Transfer, provided brokers’ fees, attorneys’ fees, rent concessions, tenant improvement costs and other amounts reasonably incurred by Tenant in connection with such Transfer shall be deducted therefrom. In no event shall Tenant be required to pay a Transfer Premium in connection with a Permitted Transfer (hereinafter defined). Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages (except for attorneys’ fees), and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after Landlord’s receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer. If this Lease is so terminated with respect to less than the entire Premises, the Basic Rental and Tenant’s Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same. Such right of termination by Landlord shall not apply in connection with a Permitted Transfer.

Notwithstanding anything to the contrary contained in this Article 15, an assignment or subletting of all or a portion of the Premises to an Affiliate (as defined below), any entity resulting from a merger or consolidation with Tenant or any entity succeeding to the business and assets of Tenant (collectively, “Permitted Transfers”) shall not be deemed a Transfer under this Article 15, provided that (i) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) any such Affiliate has, as of the effective date of any such assignment or sublease a tangible net worth and net income, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease, (iv) any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease. The term “Affiliate” shall mean (i) any entity that is controlled by, controls or is under common control with, Tenant or (ii) any entity that merges with, is acquired by, or acquires Tenant through the purchase of stock or assets and where the net worth of the surviving entity as of the date such transaction is completed is not less than that of Tenant immediately prior to the transaction calculated under generally accepted accounting principles. “Control,” as used in this Article 15, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity. An Affiliate that is an assignee of Original Tenant’s entire interest in this Lease pursuant to this paragraph may be referred to herein as an “Affiliate Assignee”.

ARTICLE 16

DAMAGE OR DESTRUCTION

Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage, Landlord shall notify Tenant (“Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time in which the repairs will be completed. If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided the Damage Repair Estimate indicates that repairs can be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If, however, the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. However, if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than ten (10) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s notice. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord learns of the necessity for repairs as the result of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the property or the Project, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within ten (10) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Upon Tenant’s written request, Landlord agrees, at no cost to Landlord, to use commercially reasonable efforts to cause any existing or future holder of a mortgage or deed of trust to provide Tenant with a non-disturbance agreement providing that Tenant’s rights herein shall not be disturbed nor this Lease terminated in the event of a foreclosure of any such lien; provided, however, that Landlord shall not be liable to Tenant for failing to obtain such non-disturbance agreement for Tenant.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance not reasonably usable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant’s business or for moving expenses. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within five (5) calendar days after notice that the same is due or payable hereunder; said five (5) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(b) Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any required under Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(c) Abandonment of the Premises;

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(f) Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or

(g) Tenant’s failure to observe or perform according to the provisions of Articles 7 or 14 within five (5) business days after notice of such failure from Landlord, or Articles 17 or 25 within two (2) business days after notice of such failure from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c) Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of ten percent (10%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to five percent (5%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee and the transferee agrees in writing to assume all of Landlord’s obligations under this Lease. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Tenant warrants and represents that it has had dealings only with firm(s) set forth in Article 1.G. of the Basic Lease Provisions and that it knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith and does hereby indemnify and agree to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate or false.

ARTICLE 23

PARKING

Tenant and Tenant’s employees and visitors shall be entitled to use, at no additional cost to Tenant during the initial Lease Term, commencing on the Commencement Date, the number of unreserved parking passes set forth in Article 1.H. of the Basic Lease Provisions, which parking passes shall pertain to the Project parking facility. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease. Subject to the terms of this Article 23, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may, from time to time, relocate any reserved parking spaces (if any) rented by Tenant to another location in the Project parking facility. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the obligations and rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 25 if Tenant fails to do so within the specified time period.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project (as such value is reasonably determined by Landlord). No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a “Force Majeure”) and Landlord’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(a) Except as provided in Section 28(b) below, Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(c) below) to be brought, kept or used in or about the Project by Tenant, its agents, employee, contractors, or invitees. Tenant indemnifies

Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding sentence and/or Tenant’s use, storage, treatment or disposal of any Hazardous Materials (pursuant to Section 28(b) below or otherwise), and Tenant agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof. Tenant’s obligations under this Section 28(a) shall survive the expiration or earlier termination of this Lease.

(b) Landlord acknowledges that it is not the intent of this Article 28 to prohibit Tenant from operating its business as described in Section 1(G) above. Tenant may operate its business according to the custom of the industry so long as the use or presence of any Hazardous Material is strictly and properly monitored and accomplished according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of any Hazardous Material on the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once each calendar year and shall also deliver an updated list before any new Hazardous Material is brought onto the Premises and on or before the date Tenant obtains any additional permits or approvals for Hazardous Materials. Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion in the event that (i) any anticipated use of the Premises by Tenant involves the generation, storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any governmental agency or authority; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant’s actions or use of the Premises (unless Tenant is diligently seeking compliance with such remedial action); or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises (unless Tenant is diligently seeking compliance with such enforcement order). At any time prior to the expiration of the Lease Term and upon Landlord’s reasonable belief that certain Hazardous Materials tests are advisable, Landlord shall have the right following notice (except in the event of an emergency), to enter upon the Premises at all reasonable times in accordance with Section 12(a) in order to conduct appropriate tests and to deliver to Tenant the results of such tests to attempt to demonstrate that contamination has occurred as a result of Tenant’s use of the Premises. Without limiting the foregoing sentence, Landlord shall have the right to have an environmental audit of the Premises to be conducted within ninety (90) days prior to the scheduled expiration date of this Lease, or at termination of this Lease, if the Lease is terminated on a date other than the scheduled termination date. Tenant shall promptly perform any remedial action recommended by such environmental audit unless the audit reveals that the Hazardous Materials resulted from the activities of a person other than Tenant. The costs of such audits shall be borne by Landlord unless the audit discloses the existence of Hazardous Materials in excess of governmental standards and requirements, in which case the costs of the audit shall be borne by Tenant, unless the audit reveals that the Hazardous Materials resulted from the activities of a person other than Tenant.

(c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as “Hazardous Waste,” “Extremely Hazardous Waste,” or “Restricted Hazardous Waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “Hazardous Substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “Hazardous Material,” “Hazardous Substance,” or “Hazardous Waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “Hazardous Substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ix) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(e) As used herein, the term “Environmental Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall repair all damage to the Premises resulting from the removal of such items from the Premises.

(c) Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(d) All fixtures, equipment, leasehold improvements, Alterations and/or appurtenances attached to or built into the Premises during the Term by Tenant shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord as provided in Section 9(e) of this Lease. Such fixtures, equipment, leasehold improvements, Alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a) SEVERABILITY; ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT. THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b) Attorneys’ Fees; Waiver of Jury Trial.

(i) In any action to enforce the terms of this Lease or because of the breach of any provision of this Lease for any other relief against the other, the losing party shall pay the successful party a reasonable sum for attorneys’ fees and costs in such suit and such attorneys’ fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation. Should Tenant, without fault on Tenant’s part, be made a party to any litigation instituted by Landlord or by any third party against Landlord, or for the foreclosure of any lien for labor or material furnished to or for Landlord or any such other person or otherwise arising out of or resulting from any act or transaction of Landlord or of any such other person, Landlord covenants to save and hold Tenant harmless from any judgment rendered against Tenant and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Tenant in connection with such litigation.

(iii) When legal services are rendered by an attorney at law who is an employee of a party, attorneys’ fees and costs incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

(iv) EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c) Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area (if any) between the finished ceiling of the Premises and the slab of the floor of the project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Notwithstanding anything herein, the Rules and Regulations and any additions, modifications or amendments thereto shall be applied in a nondiscriminatory fashion, and shall not interfere with the operation of Tenants’ business or its rights under this Lease; in the event of a conflict between such Rules and Regulations and this Lease, this Lease shall prevail. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant, provided such Rule or Regulation is applied in a nondiscriminatory fashion by Landlord.

(i) Quiet Possession. Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j) Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

(k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(l) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord at the management office for the Project, with a copy to Landlord, c/o The Shidler Group, 10188 Telesis Court, Suite 222, San Diego, California 92121. Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

(m) Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n) Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o) Access, Changes in Project, Facilities, Name.

(i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises, and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises and throughout the Project.

(iii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable; provided, however, that Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s business operations during the exercise of such rights.

(iv) Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project.

(p) Signing Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord. In the event Tenant fails to comply with the requirements set forth in this subparagraph (p), then each individual executing this Lease shall be personally liable, jointly and severally along with Tenant, for all of Tenant’s obligations in this Lease.

(q) Identification of Tenant.

(i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Section 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above, subject to Subparagraph (l) above.

(C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r) Intentionally Omitted.

(s) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(t) Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed Transferees.

(u) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California. No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of San Diego. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(v) Office of Foreign Assets Control. Tenant certifies to Landlord that Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control. Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all Claims arising from or related to any breach of the foregoing certification.

(w) Financial Statements. If Tenant is a privately held corporation, then within ten (10) days after Tenant’s receipt of Landlord’s written request, which shall not occur more than two (2) times in any calendar year, Tenant shall provide Landlord with Tenant’s most recent financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the most recent financial statement year, provided Landlord shall execute a commercially reasonable form of non-disclosure agreement. The foregoing requirement shall not apply if Tenant is publicly traded or if Tenant’s annual report is available to the public.

(x) Exhibits. The Exhibits, if applicable, attached hereto are incorporated herein by this reference as if fully set forth herein.

(y) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

ARTICLE 31

OPTION TO EXTEND

(a) Option Right. Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”) one (1) option (“Option”) to extend the Lease Term for the entire Premises for a period of five (5) years (“Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant and any Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest (or Affiliate Assignee’s interest, as the case may be) in this Lease) if the Original Tenant (or such Affiliate Assignee, as the case may be) occupies the entire Premises as of the date of Tenant’s Acceptance (as defined in Section 31(c) below).

(b) Option Rent. The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges. “Market Rent” shall mean the applicable monthly Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered, space comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in buildings comparable to the Project in the Sorrento Mesa submarket of San Diego, California, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

(c) Exercise of Options. The Option shall be exercised by Tenant only in the following manner: (i) Tenant shall not be in default, and shall not have been in default under this Lease more than once per year, on the delivery date of the Interest Notice and Tenant’s Acceptance; (ii) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term, stating that Tenant is interested in exercising the Option, (iii) within fifteen (15) business days of Landlord’s receipt of Tenant’s written notice, Landlord shall deliver notice (“Option Rent Notice”) to Tenant setting forth the Option Rent; and (iv) if Tenant desires to exercise such Option, Tenant shall provide Landlord written notice within five (5) business days after receipt of the Option Rent Notice (“Tenant’s Acceptance”) and upon, and concurrent with such exercise, Tenant may, at is option, object to the Option Rent contained in the Option Rent Notice. Tenant’s failure to deliver the Interest Notice or Tenant’s Acceptance on or before the dates specified above shall be deemed to constitute Tenant’s election not to exercise the Option. If Tenant timely and properly exercises its Option, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the rent for the Option Term shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant’s Acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined, as set forth in Section 31(d) below.

(d) Determination of Market Rent. If Tenant timely and appropriately objects to the Market Rent in Tenant’s Acceptance, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within twenty-one (21) days following Tenant’s Acceptance (“Outside Agreement Date”), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i) Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the immediate vicinity of the Project, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of item (b), above (i.e., the arbitrators may only select Landlord’s or Tenant’s determination of Market Rent and shall not be entitled to make a compromise determination).

(ii) The two arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rent, and shall notify Landlord and Tenant thereof.

(iv) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v) If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this item (d).

(vii) The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 32

SIGNAGE

Subject to this Article 32, Tenant shall be entitled to install, at its sole cost and expense, one (1) panel on the Project’s “monument” sign and one (1) sign at the top of the building where the Premises is located (collectively, “Signage”). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the Signage (collectively, the “Signage Specifications”) shall be subject to the prior written approval of Landlord, which shall not unreasonably be withheld, conditioned or delayed. In addition, the Signage and all Signage Specifications therefore shall be subject to Tenant’s receipt of all required governmental permits and approvals, shall be subject to all applicable governmental laws and ordinances, and all covenants, conditions and restrictions affecting the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained herein, in the event that at any time during the Term of this Lease (or the Option Term, if applicable), Tenant fails to occupy more than fifty percent (50%) of the entire Premises or has sublet more than fifty percent (50%) of the Premises, Tenant’s right to the Signage shall thereupon terminate and Tenant shall remove such Signage as provided in/ this Article 32 below. The rights to the Signage shall be personal to the Original Tenant and any Affiliate Assignee (provided that any changes to the Signage to reflect the identity of such Affiliate Assignee shall be subject to Landlord’s reasonable approval) and may not be transferred. Should the Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant’s sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of this Lease or the termination of Tenant’s Signage right as described above, Tenant shall cause the Signage to be removed and shall cause the Project to be restored to the condition existing prior to the placement of such Signage. If Tenant fails to remove such Signage and to restore the Project as provided in the immediately preceding sentence within thirty (30) days following the expiration or early termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Except as provided in this Article 32 above, Tenant may not install any signs on the exterior or roof of the Project or the common areas of the Project or the Real Property.

ARTICLE 33

COMMUNICATION EQUIPMENT

If Tenant desires to use the roof of the Project to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. Subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain two (2) so-called “satellite dishes” (collectively, “Communication Equipment”) no greater than one (1) meter in diameter, together with aesthetic screening designated by Landlord and all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Project designated by Landlord. Tenant shall have no obligation to pay Basic Rental or Direct Costs for Tenant’s use of the roof for the Communication Equipment, and the square footage of the areas for such use shall not be included in the calculation of Tenant’s Proportionate Share. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time, but not more than once during the Lease Term to another location on the roof of the Project reasonably approved by Tenant. Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(a) Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation.

(b) All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval, which shall not unreasonably be withheld, conditioned or delayed.

(c) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project’s electrical system) shall be borne by Tenant.

(d) It is expressly understood that Landlord retains the right to use the roof of the Project for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.

(e) Tenant shall use the Communication Equipment so as not to cause any interference to other tenants in the Project or with any other tenant’s Communication Equipment, and not to damage the Project or interfere with the normal operation of the Project.

(f) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor. Tenant shall not lease or otherwise make the Communication Equipment available to any third party and the Communication Equipment shall be only for Tenant’s use in connection with the conduct of Tenant’s business in the Premises.

(g) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(h) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Project upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Project within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Article 33 shall survive the expiration or earlier termination of this Lease.

(i) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Section 13(a) of this Lease.

(j) Upon Landlord’s request, Tenant agrees to execute a license agreement with Landlord’s rooftop management company regarding Tenant’s installation, use and operation of the Communication Equipment, which license agreement (if any) should be in commercially reasonable form and shall incorporate, and not conflict with, the terms and conditions of this Article 33.

ARTICLE 34

ASBESTOS DISCLOSURES

Tenant acknowledges that Landlord has advised Tenant that the Project contains or, because of its age, is likely to contain, asbestos-containing materials (“ACMs”). If any governmental entity promulgates or revises a statute, ordinance, code, rule or regulation, or imposes mandatory or voluntary controls or guidelines with respect to such ACMs or if Landlord otherwise so elects, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such ACMs. Such compliance or the making of alterations, and the removal of all or a portion of such ACMs, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any rent due under this Lease (except as provided in Section 11(f) hereof), constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment. If Tenant undertakes any Alterations or repairs to the Premises (to the extent permitted under Article 9), Tenant shall, in addition to complying with the requirements of Article 9, undertake the Alterations or repairs in a manner that avoids disturbing any ACMs present in the Project. If ACMs are likely to be disturbed in the course of such work, Tenant (at Tenant’s sole cost and expense) shall (i) follow Landlord’s commercially reasonable regulations and procedures with respect thereto (“Landlord’s ACM Procedures”), and (ii) encapsulate or remove the ACMs in accordance with a Landlord-approved asbestos-removal plan and otherwise in accordance with all applicable environmental laws, including giving all notices required by the California Health and Safety Code. Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees and/or invitees of the presence of ACMs at or around the Premises and/or the Project. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to ACMs or of the potential health risks that may result from any exposure to ACMs. Tenant is encouraged to contact local or state public health agencies for further information. Notwithstanding anything above to the contrary, during the first thirty-two (32) months of the Lease Term, and so long as Tenant has complied with the requirements of Article 9, Landlord’s

ACM Procedures, and applicable laws, in the event Tenant elects to undertake any Landlord approved Alterations in the Premises that cannot be undertaken without disturbing any ACMs, then Landlord, at Landlord’s sole cost and expense, shall be responsible for encapsulating or otherwise removing such ACMs in compliance with all applicable laws.

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”	AGSTIRR 5550/5590 MOREHOUSE, L.L.C.,
a Delaware limited liability company

	By:	Shidler West Investment Partners, L.P., as its authorized Asset Manager

		By:	/s/ Matthew Root
			Name:	Matthew Root
			Title:	Vice President

“TENANT”	TUT SYSTEMS, INC.,
a Delaware corporation

	By:	/s/ Randall K. Gausman
	Print Name:	Randall K. Gausman
	Title:	CFO

By:
Print Name:
Title:

EXHIBIT A

PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT A

EXHIBIT B

RULES AND REGULATIONS

1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord. All costs for said signage shall be Tenant’s responsibility.

2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. Except for soft drink and snack vending machines for use by Tenant’s employees, no vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises. Under no circumstances is trash to be stored in the common areas. All damage done to the Project by moving or maintaining furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Tenant shall move all supplies, furniture, equipment and other personal property as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5. Tenant shall not overload the floor of the Premises, mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in any common areas.

6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window

EXHIBIT B

covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

11. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13. No vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office.

14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall not key or re-key any locks. All locks shall be keyed by Landlord’s locksmith only.

16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

17. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to elevator usage (if any), including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom. Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets.

18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the management of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or

EXHIBIT B

security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20. The requirements of tenants will be attended to only upon application to the management of the Project.

21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22. All equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.

24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

EXHIBIT B

26. Parking.

(a) Automobiles must be parked entirely within the stall lines on the floor.

(b) All directional signs and arrows must be observed.

(c) The speed limit shall be 5 miles per hour.

(d) Parking is prohibited in areas not striped for parking.

(e) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. There shall be a security deposit of $25.00 due at issuance for each card key issued to Tenant.

(f) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense. In either of said events, Landlord (or its operator) shall refund a pro rata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(g) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(h) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(i) Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(j) The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(k) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(l) Tenant agrees to acquaint all employees with these Rules and Regulations. (m) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project (if any), is prohibited.

28. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry any type of gun or other firearm in or about any of the Premises, Building or Project.

EXHIBIT B

EXHIBIT C

NOTICE OF LEASE TERM DATES

AND TENANT’S PROPORTIONATE SHARE

TO:	DATE:

RE:	Lease dated , 200_, between _____________________________________________________________________
_________________________________________________ (“ Landlord”), and _____________________________________
_________________________________________________ (“Tenant”), concerning Suite , located at
_________________________________________________.

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                                  for a term of                                      ending on                                              .

3. That in accordance with the Lease, Basic Rental commenced to accrue on                                                  .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to                                  at                                                                                                   .

6. The exact number of square feet within the Premises is 20,640 rentable (20,200 usable) square feet.

7. Tenant’s Proportionate Share, as adjusted based upon the exact number of square feet within the Premises is 57.52%.

AGREED AND ACCEPTED:

TENANT:

___________________________________________,
a _________________________________________

By:
Its:

EXHIBIT C